Exhibit 23.2


G.   B R A D   B E C K S T E A D
---------------------------
Certified Public Accountant
                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                             702.362.0540 (fax)



September 13, 2001


To Whom It May Concern:

I have issued my report dated September 13, 2001, accompanying the financial statements of Insynq, Inc. (formerly Xcel Management, Inc.), contained in the Form 10-KSB/A Annual Statement under the Securities Act of 1933. I consent to the use of the aforementioned report in the Form 10-KSB/A Annual Statement under the Securities Act of 1933, and to the use of my name as it appears under the caption "Experts".

Signed,


/s/ G. Brad Beckstead, CPA
--------------------------
G. Brad Beckstead, CPA


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